Exhibit 23(j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 24, 2006 and March 1, 2006, relating to the financial statements and financial highlights which appear in the December 31, 2005 Annual Reports to Shareholders of Mellon Institutional Funds Investment Trust: Standish Mellon Opportunistic High Yield Fund, Standish Mellon Fixed Income Fund, Standish Mellon Investment Grade Bond Fund, Standish Mellon High Yield Bond Fund, Standish Mellon Enhanced Yield Fund, Standish Mellon Emerging Markets Debt Fund, Standish Mellon International Fixed Income Fund, Standish Mellon International Fixed Income Fund II and Standish Mellon Global Fixed Income Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Experts and Financial Statements" in such Registration Statement.






/s/ PricewaterhouseCoopers LLP
New York, New York
April 26, 2006